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                                   EXHIBIT 5

                                                                    May 31, 1995

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

This is with respect to the Registration Statement on Form S-8, to which this opinion is an exhibit, covering 3,500,000 shares of Acuson Common Stock which may be issued pursuant to, or pursuant to the exercise of options granted under, the Acuson Corporation 1995 Stock Incentive Plan.

It is my opinion that:

1.  All necessary corporate action has been duly taken to adopt said Plan.

2. Said 3,500,000 shares of Acuson Common Stock have been reserved for purposes of said Plan and such shares, when issued in accordance with the terms and conditions of said Plan, will be legally issued, fully paid and non-assessable.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the aforesaid registration statement.

                                          Very truly yours,

                                          /s/ Charles H. Dearborn

                                          Charles H. Dearborn